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                                 EMPLOYMENT AGREEMENT

     This Agreement made as of the      day of         , 1997 (the "Effective
Date"), by and between HA-LO Industries, Inc., an Illinois corporation ("Employer"), and Lou Weisbach ("Executive").

     WHEREAS, in consideration of the employment of Executive with Employer and other good and valuable consideration the receipt of which is hereof acknowledged, Executive and Employer agree to execute and be bound by this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the promise and covenants contained herein the parties agree as follows:

     1. RECITALS. Each of the above recitals are incorporated in this Agreement and are binding upon the parties hereof.

     2. EMPLOYMENT. Employer hereby employs Executive, and Executive hereby accepts employment as President and Chief Executive Officer of Employer on the terms and conditions set forth herein.

     3. TERM. Subject to the provisions for termination hereinafter provided, the initial term of this Agreement shall be for a term of five (5) years commencing as of the Effective Date (such period, or any extensions thereof, being the "Term"); as of each one (1) year anniversary of the Effective Date, the duration of the Term shall automatically be extended for successive one (1) year periods such that the term of this Agreement is restored to five (5) years, unless either party elects not to so extend the Term and gives notice to the other party at least sixty (60) days

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prior to such one (1) year anniversary of the Effective Date of its election not to so extend.

     4. DUTIES OF EXECUTIVE. Executive shall perform, on a full-time best efforts basis, such duties commensurate with his position and experience as shall be assigned to him from time to time by the Board of Directors of the Employer.

     5.   COMPENSATION AND BENEFITS.

               (a) Employer shall pay to Executive salary at an initial annual rate of Five Hundred Thousand Dollars ($500,000.00) per year, payable monthly, on the last day of each calendar month or upon such other frequency as the parties hereto shall agree ("Base Pay"). Subject to the termination of the Term of this Agreement by Employer prior to the conclusion of the Term, the Executive shall be guaranteed the monthly payments of the Base Pay during the Term. The Base Pay may be increased from time to time by the Board of Directors in its sole discretion.

               (b) BONUS AND ADDITIONAL COMPENSATION. Executive shall be entitled to such bonus payments and additional compensation, based upon such profit objectives as are established by the Board of Directors of the Employer (or an authorized committee thereof), in such forms and at such times as the Board of Directors of the Employer shall determine from time to time in its sole discretion, including but not limited to the Employer's Management Incentive Plan.

               (c)  FRINGE BENEFITS.  Employer shall provide to

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     Executive such employee fringe benefits as are generally provided for employees of Employer similarly situated to Executive, including all fringe benefits made available to Executive by Employer on or prior to the Effective Date (including but not limited to medical, dental, disability and life insurance for Executive and Executive's family, as applicable (the "Welfare Plans"). Executive shall be entitled to take such annual vacation at such time and in such amounts as are consistent with the Executive's prior practice as an employee of Employer.

     6. EXPENSE REIMBURSEMENT. Executive shall be entitled to reimbursement by the Employer for all reasonable and customary travel and other business expenses incurred by Executive in carrying out his duties under this Agreement, including but not limited to, gas, oil, automobile insurance, repairs and maintenance, parking expenses, tolls, lodgings and meals, while performing services, and other transportation expenses.

     7. TERMINATION. This Agreement shall be terminated on the earliest to occur of (i) the expiration of the Term; (ii) the mutual agreement of Employer and Executive; (iii) the death of the Executive; (iv) the permanent disability of the Executive as herein defined; (v) the dismissal of Executive for "cause" as hereinafter defined or (vi) by the Executive, upon the occurrence of a "change of control" (as herein defined). Upon any termination of the term of this Agreement, Executive shall promptly deliver to the Employer (without retaining any copies thereof) all the forms, brochures,

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project materials, sales materials, manuals, letterhead, business cards or any other written or printed materials relating to the business of the Employer.

          Executive shall be deemed to be "permanently disabled" hereunder if it is determined by a physician selected by the Employer, with the reasonable approval of Executive, which physician is on the staff of a hospital associated with a medical school and located in Cook or Lake County, Illinois, that the Executive is suffering from a mental, physical or emotional disability or condition which is reasonably expected to last for two hundred and ten (210) days or more, and which prevents Executive from fully performing his duties hereunder.

          The Employer shall be deemed to have "cause" to dismiss Executive from employment by the Employer hereunder upon the occurrence of any of the following: (i) Executive's conviction of a felony; (ii) Executive's engagement an illegal conduct tending to place Executive or Employer in disrepute; or (iii) upon thirty (30) days prior written notice to Executive by Employer, upon Executive's breach of, and failure to cure, any other material provision of this Agreement.

     8.   CHANGE OF CONTROL.

          (a) For purposes hereof, a change in control means, the occurrence of any one of the following events:

               i) any consolidation or merger of the Employer wherein the Employer is not the continuing or surviving corporation or which contemplates that all or

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          substantially all of the business and/or assets of the Employer shall be controlled by another corporation or a recapitalization in which the current controlling stockholders do not continue to be the controlling stockholders;

               ii) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Employer;

               iii) approval by the shareholders of the Employer of any plan or proposal for the liquidation or dissolution of the Employer, unless such plan or proposal is abandoned within 60 days following such approval;

               iv) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than a person who is a stockholder of the Employer on the Effective Date, who shall become the beneficial owner of securities of the Employer representing more than 50% of the combined voting power of the Employer's then outstanding securities ordinarily having the right to vote in the election of directors;

               v) any sale, exchange or transfer (other than transfers to affiliated entities, i.e. entities controlling, controlled by or under common control with, the transferor) of securities of the Employer representing more than 50% of (i) the total fair market value of the Employer's then outstanding equity

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          securities, or (ii) the combined voting power of the Employer's then outstanding securities ordinarily having the right to vote in the election of directors, whether pursuant to a tender or exchange offer, open market offering, purchase or sale, privately negotiated purchase and sale or otherwise; or

               vi) if during a period of two consecutive years from the Effective Date, individuals who at the beginning of such period constituted the directors of the Employer cease for any reason to constitute a majority thereof (unless the election, or nomination for election by the Employer's stockholders, of each director of the Employer first elected during such period was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of any such period).

          (b) For a twenty-four (24) month period after the termination hereof by the Executive in the event of a change of control, Employer shall provide for the Executive and the Executive's family with benefits no less favorable than under the Welfare Plans immediately prior to the termination. Benefits otherwise receivable by the Executive (or the Executive's family) pursuant to this Section shall be reduced to the extent comparable benefits are actually received by or made available to the Executive from a subsequent employer without cost during such period following the Executive's

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     termination of employment.

     9. SEVERABILITY. Each of the terms and provisions of this Agreement is to be deemed severable in whole or in part and, if any term or provision of the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

     10. BINDING AGREEMENT. This Agreement shall be binding upon the parties, their heirs, successors, personal representatives and assigns. Employer may assign this Agreement to any successor in interest to the business, or part thereof, of Employer. Executive may not assign any of his obligations or duties hereunder.

     11. CONTROLLING LAW AND JURISDICTION. This Agreement shall be governed by and interpreted and construed according to the laws of the State of Illinois. Executive hereby consents to the jurisdiction of the state and federal courts in Illinois in the event that any disputes arise under this Agreement.

     12. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with regard to the subject matter hereof, may not be changed orally, but only by an agreement in writing signed by the parties hereto.

     13. FAILURE TO ENFORCE. The failure to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions. Further, any express waiver by any party with

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respect to any breach of any provision hereunder by any other party shall not constitute a waiver of such party's right to thereafter fully enforce each and every provision of the Agreement.

     14. SURVIVAL. The obligations contained in this Agreement shall survive the termination, for any reason whatsoever, for cause or otherwise, of Executive's employment with the Employer.

     15. HEADINGS. All numbers and heading of paragraphs are for reference only and are not intended to qualify, limit or otherwise affect the meaning or interpretation of any paragraph.

     16. NOTICES. All notices which are required, permitted or contemplated hereunder to be given or made shall be given or made in writing by certified mail (return receipt requested) to the Employer at 5980 West Touhy Avenue, Niles, Illinois 60714, Attention: Board of Directors, and to the Executive at 2670 Point Lane, Highland Park, Illinois 60035.

     17. GENDER. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

     WHEREFORE, the parties have executed this Agreement on the date and year first above written.

EMPLOYER                           EXECUTIVE


HA-LO INDUSTRIES, INC.


By:____________________________    ___________________________________________
     Its:______________________    Lou Weisbach

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